UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                   September 13, 2005

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27700B SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  503-685-8888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR      240.13e-4(c))

INFOCUS CORPORATION

FORM 8-K

INDEX

Item	Description

1.01	Entry into a Material Definitive Agreement

2.05	Costs Associated with Exit or Disposal Activities

5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

8.01	Other Events

9.01	Financial Statements and Exhibits

Signatures

Exhibits

Item 1.01  Entry into a Material Definitive Agreement

Board Compensation.  On September 13, 2005, the Board of Directors of InFocus Corporation (“InFocus” or the “Company”) adopted an amendment to the compensation schedule for the Company’s Board of Directors, providing for the payment of $500 for each telephonic Board meeting attended.  Board members were not previously compensated for telephonic Board meetings.

Executive Severance Plan.  On September 13, 2005, the Company’s Board of Directors adopted an amended and restated version of the Company’s Corporate Executive Severance Pay Plan (the “2005 Severance Plan”).  The 2005 Severance Plan amends and restates the Company’s former Corporate Executive Severance Plan, originally adopted in 1999 (the “1999 Severance Plan”).

The 2005 Severance Plan was adopted to comply with new Section 409A of the Internal Revenue Code, which governs the payment of deferred compensation.  To comply with Section 409A, the 2005 Severance Plan provides, among other things, for a six-month delay in the payment of benefits to executives entitled to payments under the Plan.  The Plan also permits the Compensation Committee of the Board of Directors to offer executives who are terminated in 2005 the ability to receive their entire benefit prior to December 31, 2005, without waiting the otherwise mandatory six months, to take advantage of certain Section 409A transition rules.

In addition to the Section 409A changes, the 2005 Severance Plan includes certain other provisions that were not part of the 1999 Severance Plan, including the Company’s ability to amend or terminate the Plan at any time without approval of the participating executives.  A copy of the 2005 Severance Plan is furnished with this report as Exhibit 10, and this summary is subject in its entirety by reference to such exhibit.

Item 2.05  Costs Associated with Exit or Disposal Activities

On September 16, 2005, InFocus announced a comprehensive restructuring plan as part of an overall initiative to focus the business with the goal of returning the Company to profitability in the first half of 2006.  The restructuring plan includes a goal to reduce operating expenses by between 20 and 25% from second quarter 2005 levels.

As part of the restructuring plan, the Company intends to exit its entire line of InFocus-developed thin displays.  As a result, the Company expects to record a third quarter charge of approximately $8 million related to write-downs of inventory, tooling and manufacturing equipment associated with these products.

The Company also expects to record an additional $4 million in inventory charges for the third quarter of 2005 related to write-downs of other slow moving inventory, excess spare parts, remanufactured projectors, and excess component exposures identified during the Company’s contract manufacturing transition from Flextronics.

The Company is currently evaluating investment in headcount and discretionary program spending.  These reductions are expected to occur over the next few months with the majority of these reductions taken as swiftly as possible.  As a result of these actions, the Company expects to record restructuring charges of approximately $7 million.

The press release announcing the Company’s restructuring plan is furnished with this report as Exhibit 99.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company and Michael D. Yonker mutually agreed that Mr. Yonker will step down from his positions as Executive Vice President, Chief Financial Officer and Secretary, effective September 13, 2005.  Mr. Yonker will continue working with InFocus through December 31, 2005.

Succeeding Mr. Yonker is Roger Rowe, who is serving as the Company’s Vice President Finance, Chief Financial Officer and Secretary, effective September 13, 2005.  Mr. Rowe’s annual base salary has been set at $260,000, and he is eligible for benefits under the Company’s 2005 Executive Severance Plan.   Mr. Rowe is eligible to receive additional compensation under the Company’s 2005 Executive & Director Bonus Plan with a target bonus equal to 45% of his annual base salary.  In addition, on September 13, 2005, Mr. Rowe was awarded a stock option exercisable for 15,000 shares of the Company’s common stock at $3.50 per share.  The stock option vests over a period of four years and was granted pursuant to the Company’s 1998 Stock Incentive Plan.  The Company has not entered into a written employment agreement with Mr. Rowe, consistent with past practice.

Mr. Rowe joined InFocus in April 2002 as Vice President, Finance and Corporate Controller.   Prior to joining InFocus, Mr. Rowe served as CFO for Preview Systems, Inc., which was a provider of Internet-based infrastructure solutions that enabled networks for distribution and licensing of digital goods, from March 2001 to March 2002.  Mr. Rowe served as Vice President, Corporate Controller for Preview Systems from October 1999 to March 2001.  From June 1998 to October 1999, Mr. Rowe held several positions at North Pacific Group, a wholesale trading and distribution company, with his most recent position being Vice President.  Prior to this, Mr. Rowe spent 10 years in a variety of management capacities with Mentor Graphics Corporation, a software company.  Mr. Rowe is a Certified Public Accountant, currently on inactive status, and holds a B.S. degree in Finance and Accounting from the University of Idaho.

There are no arrangements or understandings between Mr. Rowe and any other person pursuant to which Mr. Rowe was appointed. Mr. Rowe is not a family member of any director or executive officer of the Company.  There are no transactions in which Mr. Rowe has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01   Other Events

On September 16, 2005, the Company issued a press release announcing certain restructuring plans, management changes, and the Company’s plan to exit the ultra-thin rear projection display market.  The press release also announced that John V. Harker and the remaining members of the Company’s Board of Directors have reached mutual agreement that he step down as Chairman of the Board effective September 30, 2005.

A copy of the press release is furnished with this report as Exhibit 99.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

The following exhibits are furnished herewith and this list is intended to constitute the exhibit index:

Exhibit	Description

10	2005 InFocus Corporate Executive Severance Pay Plan

99	InFocus press release dated September 16, 2005 announcing certain restructuring plans, management changes, and the Company’s plan to exit the ultra-thin rear projection display market

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2005	INFOCUS CORPORATION

	By:	/s/C. Kyle Ranson
C. Kyle Ranson
President and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/Roger Rowe
Roger Rowe
Vice President Finance, Chief Financial
Officer and Secretary
(Principal Financial Officer)